Exhibit 10.2

SHARE PURCHASE AND SUBSCRIPTION AGREEMENT

SHARE PURCHASE AND SUBSCRIPTION AGREEMENT, dated as of 4 March 2021, by and between (i) the person named on the signature page hereto (the “Purchaser”) and (ii) Global Blue Group Holding AG, a Swiss corporation (the “Company”).

Introductory Note

(A) This Share Purchase and Subscription Agreement (the “Agreement”) is being entered into in connection with the financing of an acquisition by the Company or one of its direct or indirect wholly owned subsidiaries (the “Transaction”), pursuant to a share purchase agreement to be dated on or about the date hereof (as it may be amended and/or restated from time to time, the “Transaction Agreement”).

(B) In connection with the financing of the Transaction, the Company is seeking commitments (“Subscriptions”) from interested investors (such investors, other than Purchaser, the “Other Purchasers”) that have, severally and not jointly, entered into separate share purchase and subscription agreements with the Company (the “Other Subscription Agreements”) to acquire ordinary shares of the Company (the “Shares”) in private transactions. The Shares to be acquired by the Purchaser are referred to herein as the “Acquired Shares”.

(C) The Acquired Shares will be issued out of authorized capital pursuant to Article 4(d) of the Company’s articles of association (“Authorized Capital”) and the Purchaser is a qualified institutional investor, based outside of Switzerland.

IN WITNESS WHEREOF, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Purchaser and the Company agree as follows:

1. Subscription.

(a) The Purchaser hereby agrees to subscribe for and purchase from the Company 225,000 Shares at a price per Share of USD 10.50 and for an aggregate purchase price of USD 2,362,500.38 (the “Purchase Price”) substantially concurrent consummation of the Transaction.

(b) The Company hereby agrees, subject to the receipt by it or its nominee of the Purchase Price, to issue and deliver to the Purchaser, the Acquired Shares, on the terms and subject to the conditions provided for herein.

(c) In the event that (i) the Acquired Shares are not issued to the Purchaser for any reason within five (5) business days of the Expected Closing Date (as defined below), or (ii) in the event of the termination of this Agreement in accordance with the terms hereof, then any amounts previously paid by the Purchaser pursuant to this Agreement will be returned promptly (but no later than two (2) business days following such event) to the Purchaser provided, however, that in the event that the Company provides the Purchaser with an updated Transaction Notice (as defined in Section 2) reflecting a new Expected Closing Date before termination of this Agreement in accordance with the terms hereof, the Purchaser shall re-transfer the Purchase Price to the Company in accordance with Section 2 and the parties agree to consummate Closing in accordance with, and subject to the terms and conditions of, this Agreement.

2. Payment of Purchase Price and Subscription Amount.

(a) No later than the first business day following entry into the Transaction Agreement, the Company shall notify the Purchaser of the same (the “Transaction Notice”). The Transaction Notice shall specify the date Company reasonably expects the closing of the Transaction to occur (the “Expected Closing Date”). The Purchaser shall, on the second business day following receipt of the Transaction Notice:

(i)

deliver to the Company a copy of the subscription certificate in the form set forth in Schedule B hereto, duly signed by it, and arrange for a wet-ink executed original thereof to be sent by express overnight courier to the Company’s Swiss Legal Counsel at the address below:

FAO: Philipp Haas

Niederer Kraft Frey Ltd

Bahnhofstrasse 53

CH-8001 Zurich Switzerland; and

(ii)

transfer the Purchase Price (by way of same day funds transfer) to GB Acquisition BV (who is acting for the account of the Company and the Company agrees that receipt by GB Acquisition BV of such amounts shall constitute payment of the Purchase Price by the Purchaser) to the following bank account details:

Account name: GB Acquisition BV

Bank name: Skandinaviska Enskilda Banken AB

IBAN: SE68 5000 0000 0574 6825 6748

Reference: GB PIPE Agreement

Swift: ESSESESSXXX

Correspondent Swift: IRVTUS3N

(b) As soon as reasonably practicable following receipt of the Purchase Price, the Company shall cause GB Acquisition BV to transfer (by way of same day funds transfer), for the account of the Purchaser, an amount equal to the nominal value of each Share (being CHF 0.01) multiplied by the number of Acquired Shares, net of any transfer or other costs; the “Subscription Amount”), to UBS Switzerland AG (the “Capital Increase Bank”) into a blocked account for the capital increase (Kapitaleinzahlungskonto) in the name of the Company to the blocked account details which shall be set out in the Transaction Notice or otherwise notified to the Purchaser in writing (including via e-mail), enabling the Company to obtain from the Capital Increase Bank a written confirmation of payment of the Subscription Amount.

3. Board Resolutions and Registration of Capital Increase.

(a) Following completion of the steps set out in Section 2 and on a basis so that Closing (as defined below) can occur substantially concurrently with consummation of the Transaction, the board of directors of the Company (the “Board”), or a committee or board member duly authorized by the Board, shall:

(i)

resolve on the issuance of the Acquired Shares out of the Authorized Capital (Durchführungsbeschluss) (the “Capital Increase”) whereby the statutory pre-emptive rights of the existing shareholders of the Company shall be excluded;

(ii)	adopt a report on the Capital Increase (Kapitalerhöhungsbericht) in accordance with applicable Swiss laws; and

(iii)	resolve on the Capital Increase and make all amendments to the articles of association of the Company that the Company deems necessary in connection therewith (Feststellungsbeschluss).

(b) The Company shall file the capital increase documents for registration with the Commercial Register as soon as reasonably practicable after the completion of the steps set out in Section 3(a) (and registration with the Commercial Register is expected to occur on a same-day basis).

4. Closing. The closing of the Purchaser’s Subscription contemplated hereby (the “Closing”) will take place upon registration of the Capital Increase with the Commercial Register as contemplated by Section 3(b). The date of the Closing is referred to herein as the “Closing Date”. As soon as reasonably practicable following Closing, the Company and the Purchaser shall perform the following actions (the “Closing Actions”):

(a)

the Company shall deliver to the Purchaser a pdf-copy of the certified journal entry (Tagebuchauszug) from the Commercial Register and a pdf-copy of the updated articles of association of the Company evidencing the Capital Increase;

(b)

the Company shall cause the delivery of the Acquired Shares in book entry form to the Purchaser or to a custodian designated by Purchaser, as applicable, free and clear of any liens or other restrictions (other than those arising under this Agreement or applicable securities laws); and

(c)	the Purchaser shall assign the Acquired Shares to The Depository Trust Company (as new shareholder of record).

5. Closing Conditions. The Closing is also subject to the conditions that, on the Closing Date:

(a) all representations and warranties of the Company (in the case of the Purchaser’s obligations to consummate the Closing) and the Purchaser (in the case of the Company’s obligations to consummate the Closing) contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and if the Closing Date is not the date of this Agreement, each of the Company and the Purchaser shall deliver a certificate reaffirming the accuracy in all material respects of each of the representations, warranties, covenants and agreements of such party contained in this Agreement as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), but in each case without giving effect to consummation of the Subscriptions; provided that a party may not rely on this closing condition if the failure of this closing condition to be satisfied results from the failure of such party’s representations and warranties to be so true and correct;

(b) there shall not have been enacted or promulgated after the date hereof any governmental order, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscriptions; and

(c) solely in the case of Purchaser’s obligations to consummate the Closing, the Transaction contemplated by the Transaction Agreement shall have been or will be consummated substantially concurrently with the Closing.

6. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as either party reasonably may deem to be necessary in order to consummate the Closing as contemplated by this Agreement.

7. Company Representations and Warranties. Except as disclosed in the Company Reports (as defined below) filed with the SEC (as defined below) on or prior to the date hereof, the Company represents and warrants to the Purchaser that, as at the date of this Agreement:

(a) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of Switzerland. The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted, to enter into, deliver and perform its obligations under this Agreement, and to consummate the Subscription and issue the Acquired Shares to the Purchaser in accordance with the terms hereof.

(b) Subject to the Closing Actions, as of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to the Purchaser in accordance with the terms of this Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational and constituent documents or under Swiss law.

(c) This Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) Subject to the Closing Actions, the issuance of the Acquired Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company that would be reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Agreement.

(e) The Company has filed or furnished, as applicable, a Shell Company Report on Form 20-F dated September 3, 2020 and all other forms, reports, schedules and other statements required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), since August 28, 2020 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(f) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement for which the Purchaser could become liable (it being understood that the Purchaser will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Company).

(g) Assuming the accuracy of the representations and warranties of the Purchaser in Section 8 hereof, no registration of the Acquired Shares will be required under the Securities Act in connection with the sale of such Acquired Shares to the Purchaser pursuant hereto.

(h) The Company has not entered into any subscription agreement, side letter or similar agreement with any Other Purchaser in connection with such Other Purchaser’s investment in the Company pursuant to its Other Subscription Agreement other than (i) the Transaction Agreement and (ii) the Other Subscription Agreements. The Other Subscription Agreements (A) reflect the same (or a higher) per Share purchase price as this Subscription Agreement and (B) do not include conditions to consummation of the Subscription thereunder or terms of the registration rights of the Shares acquired pursuant thereto, in each case taken as a whole (the matters in clauses (A) and (B), the “MFN Matters”), that are materially more advantageous to any Other Purchaser compared to the Purchaser. The Other Subscription Agreements have not been amended or modified in any material respect with respect to the MFN Matters following the date of this Agreement. For the avoidance of doubt, the foregoing shall not apply to (i) the sale or incurrence by the Company of indebtedness, convertible indebtedness or preferred shares (or warrants, options, or similar instruments issued in connection therewith), nor to the exercise, conversion or exchanges thereof for Shares or (ii) any arrangement or agreement entered into by the Company to issue or sell any form of equity or debt securities other than in connection with the financing of the closing of the Transaction.

(i) The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Purchaser.

8. Purchaser Representations and Warranties. The Purchaser represents and warrants to the Company that:

(a) The Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if the Purchaser is purchasing the Acquired Shares as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Acquired Shares. The Purchaser is not an entity formed for the specific purpose of acquiring the Acquired Shares.

(b) The Purchaser understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. The Purchaser understands that the Acquired

Shares may not be resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act except (i) to the issuer of such securities or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Acquired Shares will be subject to a restrictive legend to such effect. The Purchaser acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Purchaser understands and agrees that the Acquired Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Purchaser may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. The Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(c) The Purchaser acknowledges that the Acquired Shares are not and may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Acquired Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. The Purchaser confirms that it qualifies as a “professional client” within the meaning of the FinSA.

(d) The Purchaser further acknowledges that there have been no representations, warranties, covenants and agreements made to the Purchaser, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement.

(e) The Purchaser’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Acquired Shares. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has (i) had access to the Company’s filings with the SEC that are publicly available at the SEC’s website at www.sec.gov, and (ii) received a copy of the Investor Presentation provided by the Company (collectively, the “Disclosure Package”). The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such additional information about the Company and the Transaction as the Purchaser and such Purchaser’s professional advisor(s), if any, have requested.

(g) The Purchaser became aware of this offering of the Shares solely by means of direct contact between the Purchaser and the Company, or a representative of the Company, and the Shares were offered to the Purchaser solely by direct contact between the Purchaser and the Company, or a representative of the Company. The Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to the Purchaser, by any other means. The Purchaser acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the Disclosure Package. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and the Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision.

(i) Alone, or together with any professional advisor(s), the Purchaser has analyzed and considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company. The Purchaser acknowledges specifically that a possibility of total loss exists.

(j) In making its decision to purchase the Acquired Shares, the Purchaser has relied solely upon independent investigation made by the Purchaser. Without limiting the generality of the foregoing, the Purchaser has not relied on any statements or other information provided by the Company, any of its representatives, agents, attorneys or Deutsche Bank Securities Inc. acting in its capacity as placement agent on behalf of the Company (the “Placement Agent”) concerning the Company, the Transaction or the Acquired Shares except as otherwise set forth in this Agreement.

(k) The Purchaser understands and acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Package.

(l) The Purchaser has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

(m) The execution, delivery and performance by the Purchaser of this Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, and will not violate any provisions of the Purchaser’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The Purchaser’s signature on this Agreement is genuine, and the signatory has been duly authorized and has legal competence and capacity to execute the same, and this Agreement is enforceable against the Purchaser in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(n) The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains, directly or indirectly through a third-party administrator, written policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains, directly or indirectly through a third-party administrator, policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Purchaser maintains, directly or indirectly through a third-party administrator, policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Acquired Shares were legally derived.

(o) To the Purchaser’s knowledge, no disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Acquired Shares.

(p) The Purchaser acknowledges that the Placement Agent, and each of its directors, officers, employees, representatives and controlling persons, have made no independent investigation with respect to the Company or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to the undersigned by the Company.

(q) In connection with the purchase of the Acquired Shares, the Placement Agent has not acted as the Purchaser’s financial advisor or fiduciary.

(r) The Purchaser will have sufficient funds to pay the Purchase Price at the Closing.

(s) The Purchaser has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement for which the Company could become liable.

(t) The Placement Agent may rely upon these representations and warranties of the Purchaser.

9. Registration Rights. Subject to applicable blackout periods as described below, the Company agrees that, as promptly as practicable after the Closing and in any event within 45 calendar days after the Closing, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”) and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company agrees to cause such registration statement or another shelf registration statement to remain effective until the earlier of (i) two years from the issuance of the Acquired Shares, or (ii) the first date on which the Purchaser can sell all of its Acquired Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the amount or manner of sale of such securities that may be sold. The Company may delay the filing of the registration statement or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a foreign private issuer report under the Exchange Act. The Purchaser agrees to disclose its ownership to the Company upon request to assist the Company in making the determination described above. The Company’s obligations to include the Acquired Shares (or shares issued in exchange therefor) in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares or otherwise, such Registration Statement shall register the resale of a number of shares which is equal to the maximum number of shares as is permitted by the SEC. In such event, the number of shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In connection with any transfer of the Acquired Shares by the Purchaser pursuant to the plan of distribution in the Registration Statement, the Company will use its commercially reasonable efforts to cause the transfer agent for the Shares to remove the restrictive legend referred to in Section 8(b).

10. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) May 31, 2021 if the Closing has not been consummated on or before such date or (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. This Agreement shall terminate and be of no further force or effect, without any liability to either party hereto, if prior to Closing the Company notifies the Purchaser in writing that it has abandoned its plans to move forward with the Transaction and/or the Transaction Agreement is terminated or the Company terminates the Purchaser’s obligations with respect to the Purchase without the delivery of the Acquired Shares having occurred.

11. Miscellaneous.

(a) Any reference in this Agreement to a “business day” shall mean any day of the year on which national banking institutions in New York City, New York, London, England, Luxembourg City, Luxembourg and Zurich, Switzerland are open to the public for conducting business and are not required or authorized to be closed.

(b) Neither this Agreement nor any rights or obligations that may accrue to the Purchaser hereunder may be transferred or assigned, in whole nor in part, without the prior written consent of the Company, which may be withheld by the Company in its absolute discretion.

(c) The Company may request from the Purchaser such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Acquired Shares, and the Purchaser shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures. The Purchaser acknowledges that the Company may file a copy of this Agreement with the SEC.

(d) The Purchaser acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate.

(e) The Company is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing until the expiration of any statute of limitations under applicable law.

(g) This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h) This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(i) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer any third party beneficiary, or other rights or remedies upon any other person.

(j) If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(m) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(n) Any action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in any federal or state court located in New York County, New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, agrees that service of process upon such party in any such action shall be effective if given as may be permitted by applicable law, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 11(n).

(o) The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any of its affiliates or any of its or their control persons, officers, directors and employees), other than the statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Purchaser has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Purchaser:	State/Country of Formation or Domicile: U.S.

Wells Fargo Global Small Cap Fund, a series of Wells Fargo Funds Trust By: Wells Capital Management Incorporated as Sub-Adviser

By: Wells Capital Management Incorporated as Sub-Adviser

By:	/s/ Jon Baranko
Name: Jon Baranko
Title: Chief Investment Officer, Global
Fundamental Investments

Name in which Acquired Shares are to be registered (if different): Wells Fargo Global Small Cap Fund, a series of Wells Fargo Funds Trust By: Wells Capital Management Incorporated as Sub-Adviser	Date: 3/4/21

Purchaser’s EIN: 95-3692822

Business Address-Street: 100 Heritage Reserve	Mailing Address (if different)

City, State, Zip: Menomonee Falls, WI 53051	City, State, Zip:

Attn: Jim Tringas/Bryant VanCronkhite	Attn:

Telephone No.: 1 617 650 5414	Telephone No.: Facsimile No.:

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date set forth below.

GLOBAL BLUE GROUP HOLDING AG

/s/ Jeremy Henderson-Ross

Name: Jeremy Henderson-Ross

Title: Authorised Signatory

Date: 4 March 2021

[Signature Page to Global Blue Group Holding AG PIPE Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☒ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.

☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

This page should be completed by Purchaser

and constitutes a part of the Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☒ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

SCHEDULE B

Zeichnungsschein

Subscription Form

der

of

Global Blue Group Holding AG

(Global Blue Group Holding Ltd)

mit Sitz in Wangen-Brüttisellen, Schweiz

with registered offices in Wangen-Brüttisellen, Switzerland

(“Gesellschaft”)

(“Company”)

Die Unterzeichnete, [Name, Sitz/Wohnsitz, Land des Investors], zeichnet hiermit in Kenntnis der Statuten der Gesellschaft anlässlich der Erhöhung des Aktienkapitals der Gesellschaft aus genehmigten Kapital und unter Bezugnahme auf die Beschlüsse des Verwaltungsrats vom                      2021 225,000 Stammaktien der Gesellschaft zum Nennwert von je CHF 0.01 und zum Ausgabebetrag von insgesamt CHF 2,250.00.

The undersigned, [name, registered office/address, country, of the investor], having regard to the articles of association of the Company, at the occasion of the increase of the share capital of the Company from authorized capital and with reference to the resolutions to be taken by the board of directors on                      2021, herewith subscribes 225,000 common shares of the Company, with a nominal value of CHF 0.01 each, at an aggregate issue price of CHF 2,250.00.

Die Unterzeichnete verpflichtet sich hiermit bedingungslos, die dem gesamten Ausgabebetrag der von ihr gezeichneten Stammaktien entsprechende Einlage durch Einzahlung von CHF 0.01 je gezeichnete Stammaktie auf ein Kapitaleinzahlungskonto der Gesellschaft bei der UBS Switzerland AG, Bahnhofstrasse 45, 8001 Zürich, zu leisten. Dadurch werden die Stammaktien der Gesellschaft vollständig liberiert.

The undersigned herewith unconditionally commits to make a cash contribution of CHF 0.01 per subscribed common share, on a capital increase account of the company with UBS Switzerland AG, Bahnhofstrasse 45, 8001 Zurich. Thus, the registered shares of the Company will be fully paid up.

Dieser Zeichnungsschein ist gültig bis am 31. Mai 2021. Die deutsche Fassung dieses Zeichnungsscheins ist massgebend.

This subscription form is valid until 31 May 2021. The German version of this subscription form shall prevail.

Datum: Date:	[Name of the investor]

Name:

[Name: ]